Exhibit 99.8

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, DC 20551

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) JUNE 16, 2005

ALBEMARLE FIRST BANK

(Exact name of registrant as specified in its charter)

VIRGINIA	N/A	54-1882473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 SEMINOLE TRAIL CHARLOTTESVILLE, VIRGINIA	22906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (434) 973-1664

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 16, 2005, Albemarle First Bank announced that its previously scheduled 2005 annual meeting of shareholders, previously scheduled for July 26, 2005, would be rescheduled to coincide with the meeting of shareholders to be called to consider the previously announced definitive agreement and related Plan of Merger with Millennium Bankshares Corporation. A copy of the news release announcing the rescheduling of the annual meeting is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1	Joint Press Release dated June 16, 2005, announcing rescheduling of annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2005	Albemarle First Bank

	By:	/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr. President & CEO

Exhibit 99.1

Press Release dated June 16, 2005, Announcing Rescheduling of Annual Meeting

Albemarle First Bank Postpones 2005 Annual Shareholder Meeting

CHARLOTTESVILLE, Va. - (BUSINESS WIRE) - June 16, 2005 — Albemarle First Bank, Charlottesville, Virginia (Nasdaq SmallCap Market “AFBK”) announces that its 2005 annual shareholder meeting previously scheduled for July 26, 2005, for shareholders of record on June 10, 2005, will be rescheduled to coincide with the meeting of shareholders to be called later this year to consider the definitive agreement and related Plan of Merger with Millennium Bankshares Corporation (Nasdaq SmallCap Market “MBVA”) entered into on June 9, 2005. A new record date will be set in connection with the rescheduled meeting and notice of the rescheduled meeting and record date will be given when each has been established.

Information about Millennium Bankshares and Albemarle First Bank

In connection with the proposed acquisition of Albemarle First Bank by Millennium Bankshares, Millennium Bankshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Millennium Bankshares’ common stock to be issued to the shareholders of Albemarle First Bank. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of Albemarle First Bank seeking their approval of the proposed transaction and to the shareholders of Millennium Bankshares seeking their approval of an amendment to Millennium Bankshares’ articles of incorporation to increase the number of its authorized shares of common stock and approving the issuance of shares of Millennium Bankshares to the shareholders of Albemarle First Bank as required by the rules and regulations of the Nasdaq SmallCap Market.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MILLENNIUM BANKSHARES CORPORATION, ALBEMARLE FIRST BANK AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Millennium Bankshares Corporation, 1601 Washington Plaza, Reston, Virginia 20190, Attention: Investor Relations (telephone number (703) 464-0100) or Albemarle First Bank, 1265 Seminole Trail, Charlottesville, Virginia 22901, Attention: Thomas M. Boyd, Jr. (telephone number (434) 973-1664).

The directors, executive officers, and certain other members of management of Millennium Bankshares and Albemarle First Bank may be soliciting proxies in favor of the transaction from the companies’ respective shareholders. For information about Millennium Bankshares’ directors, executive officers and members of management, shareholders are asked to refer to the most recent proxy statement issued by Millennium Bankshares, which is available on its web site and at the address provided in the preceding paragraph. Information about Albemarle’s directors and executive officers is included in Albemarle’s Annual Report on Form 10-KSB for the year ended December 31, 2004, as amended, which was filed with the Board of Governors of the Federal Reserve System and is available on Albemarle’s website and at the address provided in the preceding paragraph. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement/prospectus and other relevant documents filed with the SEC.